UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 28, 2014

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

O’Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 296-1431

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On February 28, 2014, Central European Media Enterprises Ltd. (the “Company”) entered into (i) a Framework Agreement (the “Framework Agreement”) with Time Warner Media Holdings B.V. (“TW BV”) and Time Warner Inc. (“Time Warner”) and (ii) a term loan credit agreement (the “Time Warner Term Loan Agreement”) with Time Warner, as administrative agent.

Pursuant to the transactions contemplated by the Framework Agreement, the Company intends to raise approximately $426.8 million of indebtedness for the redemption and discharge of EUR 272,972,000 aggregate principal amount of the Company’s 11.625% Senior Notes due 2016 (the “2016 Notes”), as well as accrued interest and the early redemption premium thereon, and for general corporate purposes. In addition, the Framework Agreement contemplates that the Company will enter into a senior secured revolving credit facility agreement with Time Warner as lender in the aggregate principal amount of $115.0 million (the “Time Warner Revolving Credit Facility”), which would be available to the Company following the discharge of the 2016 Notes.

Framework Agreement

Pursuant to the terms and conditions of the Framework Agreement, the Company, TW BV and Time Warner have agreed, subject to the terms of the Framework Agreement, to undertake a series of financing transactions and certain related undertakings, including the following:

1.              Subject to the effectiveness of the Registration Statement (referred to below) and the Consent Solicitation described below, the Company will conduct a rights offering (the “Rights Offering”) to offer holders of our outstanding shares of our Class A Common Stock, par value $0.08 per share (the “Class A Common Stock”), our Series A Convertible Preferred Stock, par value $0.08 per share (“Series A Preferred Stock”), and our Series B Convertible Redeemable Preferred Stock, par value $0.08 per share (the “Series B Preferred Stock”), non-transferable rights to subscribe for 3,391,403 units (the “Units”) at a subscription price of $100.00 per Unit, each Unit consisting of (a) one 15.0% Senior Secured Note due 2017 (a “New Note”) in the original principal amount of $100.0 and (b) 21.167376 unit warrants (each, a “Unit Warrant”), with each Unit Warrant entitling the holder thereof to purchase one share of Class A Common Stock exercisable from the second to the fourth anniversary of the date of issuance at an exercise price of $1.00 per share, subject to the limited right of Time Warner to exercise its Unit Warrants earlier in order to maintain an ownership percentage of 49.9% of the outstanding shares of Class A Common Stock of the Company.

2.              Pursuant to a Standby Purchase Agreement to be entered into by the Company at the commencement of the Rights Offering, TW BV will commit to (a) exercise in full its subscription privilege in the Rights Offering, (b) purchase in a private placement 576,968 Units at the subscription price of $100.0 per Unit contemporaneously with the closing of the Rights Offering (the “TW Unit Private Placement”) and (c) provide a backstop commitment to purchase in a private placement (the “Backstop Private Placement”) any Units that shareholders other than TW BV do not subscribe for in the Rights Offering.

3.              The Company’s wholly-owned subsidiary CET 21 spol. s r.o. will conduct a consent solicitation (the “Consent Solicitation”) in respect of certain amendments to the indenture governing its 9.0% Senior Secured Notes due 2017 (the “2017 Notes”), including to permit the incurrence of indebtedness in the financing transactions contemplated by the Framework Agreement.

4.              The Company shall issue to TW BV the TW Initial Warrant to purchase 30,000,000 shares of Class A Common Stock (as described in Item 3.02 below).

5.              Time Warner will make available and fund a term loan to the Company under the Time Warner Term Loan Agreement (as described below under “Time Warner Term Loan Agreement”).

6.              Time Warner will make available to the Company the Time Warner Revolving Credit Facility in the aggregate principal amount of $115.0 million at the earlier of (a) the closing of the Rights Offering, the Backstop Private Placement and the TW Unit Private Placement or (b)

the funding of the loan under the Time Warner Term Loan Agreement.  The Time Warner Revolving Credit Facility matures on December 1, 2017.

7.              The Company will apply proceeds from the Rights Offering, the Backstop Private Placement, the TW Unit Private Placement and the Time Warner Term Loan to redeem and discharge in full the 2016 Notes (as described below under “Time Warner Term Loan Agreement”).

On the consummation of the Rights Offering and the other transactions contemplated by the Framework Agreement, the Company expects to issue approximately $396.8 million aggregate principal amount of the New Notes and 84.0 million Unit Warrants. The Units to be offered in the Rights Offering and the TW Unit Private Placement and the number of Unit Warrants per Unit that may be purchased in the Rights Offering and the TW Unit Private Placement are each subject to adjustment prior to the commencement of the Rights Offering in the event of changes to the outstanding number of shares of Class A Common Stock or the applicable EUR-USD exchange rate.

Currently, the Company’s Board of Directors consists of ten directors, with one director designated by Time Warner.  On the earlier of (a) the mailing of the notice for the Company’s 2014 Annual General Meeting, (b) the funding of the loan under the Time Warner Term Loan Agreement and (c) April 15, 2014, the Company has agreed that the size of the Company’s Board of Directors shall not be more than eleven directors, with one less than the majority in number of such directors designated by Time Warner, who shall be duly appointed to the Company’s Board of Directors, as a condition to the completion of the financing transactions contemplated by the Framework Agreement.

The above description of the Framework Agreement is incomplete and is qualified in its entirety by reference to the Framework Agreement, which is incorporated by reference into this Current Report on Form 8-K from Exhibit 99.1 of the registration statement relating to the Rights Offering (the “Registration Statement”).

Time Warner Term Loan Agreement

On February 28, 2014, the Company and Time Warner entered into the Time Warner Term Loan Agreement.  The Time Warner Term Loan Agreement provides that Time Warner will make a loan (the “Time Warner Term  Loan”) to us as follows: (x) in the event of the closing of the Rights Offering, the Backstop Private Placement and the TW Unit Private Placement prior to May 29, 2014 (the “Bridge Date”), concurrently with those closings, Time Warner (or an affiliate thereof) will make the Time Warner Term Loan to us in the aggregate principal amount of $30.0 million that matures on December 1, 2017, or (y) on the Bridge Date in the event the Rights Offering, the Backstop Private Placement and the TW Unit Private Placement are not closed prior to the Bridge Date, Time Warner (or an affiliate thereof) will provide the Time Warner Term Loan to us in the aggregate principal amount equal to the sum of (i) the U.S. dollar equivalent of the aggregate principal amount of the 2016 Notes outstanding, plus the early redemption premium thereon payable to the holders thereof upon discharge of the 2016 Notes, in each case, as of the business day immediately prior to the Bridge Date using the Euro/U.S. dollar spot exchange rate published in the Wall Street Journal (the “Refinancing Portion of the Term Loan”) plus (ii) $30.0 million that matures on September 8, 2014 (the “Initial Term Loan Maturity Date”).  In the event that the Rights Offering (including the Backstop Private Placement) and the TW Unit Private Placement are closed after the Bridge Date but on or before the Initial Term Loan Maturity Date, the proceeds from the Rights Offering, Backstop Private Placement and TW Unit Private Placement will be used to prepay the Refinancing Portion of the Term Loan, and the maturity date of the Time Warner Term Loan with respect to the remaining amount outstanding thereunder will be extended to December 1, 2017.  If the Rights Offering, Backstop Private Placement and TW Unit Private Placement have not been closed on or before the Initial Term Loan Maturity Date, the Initial Term Loan Maturity Date will be extended to December 1, 2017, and the Company shall issue and deliver to Time Warner warrants to purchase 84,000,000 shares of Class A Common Stock (the “Term Loan Warrants”).  Amounts outstanding under the Time Warner Term Loan Agreement will bear interest at a rate of 15.0% per annum.  The Company may pay accrued interest for each interest period fully in cash or pay all accrued interest by adding such amount to the principal amount of the Time Warner Term Loan.

The Time Warner Term Loan Agreement contains restrictive covenants usual and customary for facilities of its type, which include, with specified exceptions, limitations on our ability to engage in certain business activities, incur indebtedness, incur guarantees, have liens, pay dividends or make other distributions, enter into affiliate transactions, consolidate, merge or effect a corporate reconstruction, make certain investments, acquisitions and loans, conduct certain asset sales and amend constitutional documents and certain debt documents in a manner adverse to the lenders in any material respect.  We are required to comply with certain of these covenants from the date hereof, while we are not required to comply with others until the Time Warner Term Loan is made.  Beginning with the first full accounting quarter occurring after the Time Warner Term Loan is made, we will be required to satisfy specified financial covenants, such as maintaining a cashflow cover ratio of no less than 0.30 to 1.00, an interest cover ratio of no less than 0.09 to 1.00 and a consolidated total leverage ratio of no more than 110.00 to 1.00.  The cashflow cover ratio and the interest cover ratio will be subject to step-ups at certain dates in the future, and the consolidated total leverage ratio will be subject to step-downs at certain dates in the future.

Central European Media Enterprises N.V. (“CME NV”) and CME Media Enterprises B.V. (“CME BV”) will be guarantors of borrowings under the Time Warner Term Loan Agreement.  The shares of CME NV and CME BV will be pledged as security for the Company’s obligations under the Time Warner Term Loan Agreement and will be subject to an amended and restated intercreditor agreement originally dated July 21, 2006 among the Company, CME NV and CME BV and the other parties thereto (the “CME Intercreditor Agreement”).  The Time Warner Term Loan Agreement also contains customary events of default, including the occurrence of “changes of control” specified therein.

The Time Warner Term Loan Agreement will not require any scheduled principal payments prior to the maturity date.  The Time Warner Term Loan Agreement may not be prepaid prior to the Initial Term Loan Maturity Date unless such prepayment is made solely with the proceeds of the Rights Offering, the Backstop Private Placement and the TW Unit Private Placement.  After the Initial Term Loan Maturity Date, to the extent the New Notes are outstanding, the Time Warner Term Loan Agreement may be prepaid in whole, but not in part, as long as the New Notes are concurrently repaid and discharged.  After the Initial Term Loan Maturity Date, to the extent the New Notes were never issued, the Time Warner Term Loan Agreement may be prepaid in whole or in part. Notwithstanding the foregoing, and subject to the CME Intercreditor Agreement, to the extent any principal amount of the 2017 Notes is repaid or prepaid with the proceeds from certain asset sales, the Time Warner Term Loan Agreement and the New Notes are required to be prepaid, pro rata with the payments required to be made to the holders of the 2017 Notes.  In addition, in the event that the New Notes are prepaid in full or repaid in full, the Time Warner Term Loan will become immediately due and payable.

The Company intends to use the net proceeds from the Rights Offering, the purchase of Units in the TW Unit Private Placement and in the Backstop Purchase Commitment, if applicable, together with the proceeds from the Time Warner Term Loan, if any, to redeem and repay in full all 2016 Notes, including the early redemption premium and accrued interest thereon.  Alternatively, if the Company is unable to close the Rights Offering prior to the Bridge Date, then the Company intends to redeem and repay in full all outstanding 2016 Notes, including the early redemption premium and accrued interest thereon, with the proceeds from the Time Warner Term Loan.  The Company would then use the net proceeds from the Rights Offering and the purchase of Units in the TW Unit Private Placement and in the Backstop Purchase Commitment, if applicable, to repay in full the outstanding amounts of principal and interest under the Refinancing Portion of the Term Loan, as well as related fees and expenses.

The above description of the Time Warner Term Loan Agreement is incomplete and is qualified in its entirety by reference to the Time Warner Term Loan Agreement, which is incorporated by reference into this Current Report on Form 8-K from Exhibit 99.6 of the Registration Statement.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to only the Time Warner Term Loan above is hereby incorporated by reference.

Item 3.02                                           Unregistered Sales of Equity Securities

Pursuant to the Framework Agreement, the Company has agreed to issue to TW BV a warrant (the “TW Initial Warrant”) to purchase 30.0 million shares of Class A Common Stock exercisable, subject to the approval of the shareholders of the Company, from the second anniversary of the issue date until the fourth anniversary of the issue date, at an exercise price of $1.00 per share, subject to the limited right of Time Warner to exercise the TW Initial Warrant earlier in order to maintain an ownership percentage of 49.9% of the outstanding shares of Class A Common Stock of the Company.  The issuance of the TW Initial Warrant will, subject to the terms of an escrow arrangement, occur on the earliest of (i) the date of the closing of the Rights Offering, the TW Unit Private Placement, the Backstop Private Placement and the Time Warner Term Loan, (ii) the date on which the Term Loan is funded, and (iii) a certification by TW BV to the escrow agent of an uncured breach of the Framework Agreement by the Company.

Item 8.01                                           Other Events

The Company announced today that its wholly-owned subsidiary CET 21 spol. s r.o. commenced the Consent Solicitation in respect of certain amendments to the indenture governing the 2017 Notes, including to permit the incurrence of indebtedness in the financing transactions contemplated by the Framework Agreement.  The public announcement was made by means of a press release, the text of which is set forth in Exhibit 99.2 hereto and is incorporated by reference.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the federal securities laws. You can identify forward-looking statements by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company’s forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by these forward-looking statements are reasonable, it can give no assurance that its plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to, the following risks and uncertainties: the failure to close the Rights Offering and the series of related transactions with Time Warner; the Company’s inability to access other external sources of capital if the financing transactions described herein are not closed; and the Company’s inability to implement its initiatives to diversify and enhance its revenue streams. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT ADDITIONAL INFORMATION

The Registration Statement relating to the Rights Offering has not yet become effective and no securities may be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. The Company intends to commence the Rights Offering promptly after the

Registration Statement has been declared effective by the Securities and Exchange Commission (“SEC”). The terms and conditions of the Rights Offering will be made available to the Company’s stockholders once the Rights Offering has commenced. The Company has not yet set a record date for the Rights Offering. A copy of the prospectus relating to the Rights Offering meeting the requirements of Section 10 of the Securities Act, and additional materials relating to the Rights Offering will be mailed to stockholders of record of the Company shortly after the record date. Stockholders will then also be able to obtain a copy of this prospectus from the Subscription and Information Agent for the Rights Offering.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, and there shall not be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Company has filed with the SEC a preliminary proxy statement in connection with the issuance of the securities described herein as well as certain other matters related to the transactions contemplated by the Framework Agreement and Time Warner Term Loan Agreement. The Company and its directors and officers and Time Warner and its employees and affiliates may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposals to be set forth in the proxy statement. Information about the Company’s directors and executive officers and Time Warner and their ownership of the Company’s capital stock will be set forth in the definitive proxy statement to be filed with the SEC by the Company.

The Company’s stockholders are urged to read the proxy statement when it becomes available because it will contain important information about the Company, the issuance of its securities and such other matters. Stockholders may obtain free copies of the proxy statement when it becomes available at the SEC’s website at http://www.sec.gov, at the Company’s website at http://www.cetv-net.com or by writing to CME Media Services Limited, Krizeneckeho nam. 1078/5, 152 00 Praha 5, Czech Republic, Attention: Investor Relations. The contents of the Company’s website are not incorporated by reference into this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press release of Central European Media Enterprises Ltd. dated as of February 28, 2014 regarding launch of consent solicitation for CET 21’s 9.0% Senior Secured Notes due 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: February 28, 2014	/s/ David Sturgeon
David Sturgeon
Principal Financial Officer and Acting Chief Financial Officer